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                                                                    Exhibit 11 c

                               POWER OF ATTORNEY
                               -----------------


          The Undersigned, Gary E. Wendlandt, Trustee, Chairman and Chief Executive Officer of MassMutual Institutional Funds (the "Fund"), does hereby constitute and appoint Stephen L. Kuhn, Richard M. Howe, Margaret Sheehan and Peter MacDougall, and each of them individually, as his true and lawful attorneys and agents.

          Such attorneys and agents shall have full power of substitution and to take any and all action and execute any and all instruments on the Undersigned's behalf as Chairman and Chief Executive Officer of the Fund that said attorneys and agents may deem necessary or advisable to enable the Fund to comply with the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and any rules, regulations, orders or other requirements of the Securities and Exchange Commission (the "Commission") thereunder. This power of attorney applies to the registration, under the 1933 Act and the 1940 Act, of shares of beneficial interest of the Fund to be offered by the Fund. It specifically authorizes such attorneys and agents to sign the Undersigned's name on his behalf as Trustee, Chairman and Chief Executive Officer of the Fund to the Registration Statements and to any instruments or documents filed or to be filed with the Commission under the 1933 Act and the 1940 Act in connection with such Registration Statements, including any and all amendments to such statements, documents, or instruments.

          The Undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF the undersigned has set his hand this 5th day of August, 1994.


                                    /s/ Gary E. Wendlandt
                                    -------------------------------
                                    Gary E. Wendlandt
                                    Trustee, Chairman and Chief
                                    Executive Officer of MassMutual
                                    Institutional Funds


Witness:


/s/ Anne V. Moszynski
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